Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On April 3, 2013, United States Cellular Corporation (“U.S. Cellular”), a subsidiary of Telephone and Data Systems, Inc. (“TDS”), entered into a Term Sheet relating to the Partnerships (as defined below) with Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”).  Pursuant to its terms, the Term Sheet became effective on April 3, 2013.

U.S. Cellular holds a 60.00% interest in St. Lawrence Seaway RSA Cellular Partnership (“NY1”) and a 57.14% interest in New York RSA 2 Cellular Partnership (“NY2” and, together with NY1, the “Partnerships”).  The remaining interests are held by Verizon Wireless.  The Term Sheet provides that the agreements governing the Partnerships (the “Partnership Agreements”), will be amended to reflect the changes effected by the Term Sheet.

The Partnerships are operated by Verizon Wireless under the Verizon Wireless brand.  Because U.S. Cellular owns a greater than 50% interest in each of these markets and based on U.S. Cellular’s rights under the Partnership Agreements, prior to April 3, 2013, TDS consolidated the financial results of these markets in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The Term Sheet amends the Partnership Agreements in several ways, which provide Verizon Wireless with substantive participating rights that allow Verizon Wireless to make decisions that are in the ordinary course of business of the Partnerships and which are significant to directing and executing the activities of the business.   Accordingly, as required by GAAP, effective April 3, 2013, TDS has deconsolidated the Partnerships and thereafter will report them as equity method investments on its consolidated financial statements (the “Deconsolidation”).

The unaudited pro forma financial information is based on financial statements prepared in accordance with GAAP.  In addition, the unaudited pro forma financial information is based upon available information and assumptions that TDS considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma financial information is based on various assumptions. The actual results reported by TDS in periods following the Deconsolidation may differ significantly from that reflected in this unaudited pro forma financial information.  As a result, the unaudited pro forma financial information does not purport to project the future financial condition and results of operations of the consolidated company. The pro forma assumptions and adjustments are described in the accompanying schedules.  Pro forma adjustments are shown in the “NY1 & NY2” column and are those that are directly attributable to the transaction, are factually supportable and, with respect to the unaudited pro forma Statement of Operations, are expected to have a continuing impact on the consolidated results.

The unaudited pro forma financial information should be read together with the TDS’ audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2012, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the TDS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 26, 2013.

The unaudited Pro Forma Statement of Operations for the year ended December 31, 2012 gives effect to the Deconsolidation as if it had occurred effective January 1, 2012, the beginning of TDS' 2012 fiscal year.

Telephone and Data Systems, Inc. Pro Forma Statement of Operations (Unaudited)
	As Reported	NY1 & NY2	Pro Forma
Year Ended December 31, 2012
(Dollars and shares in thousands, except per share amounts)
Operating revenues	$5,345,277	$168,971	$5,176,306

Operating expenses
Cost of services and products (excluding Depreciation, amortization and accretion expense reported below)	2,272,570	64,115	2,208,455
Selling, general and administrative expense	2,033,901	46,317	1,987,584
Depreciation, amortization and accretion expense	813,626	10,262	803,364
Loss on impairment of assets	515	-	515
(Gain) loss on asset disposals and exchanges, net	19,741	-	19,741
(Gain) loss on sale of business and other exit costs, net	21,061	-	21,061
Total operating expenses	5,161,414	120,694	5,040,720

Operating income	183,863	48,277	135,586

Investment and other income (expense)
Equity in earnings of unconsolidated entities (1)	92,867	(28,407)	121,274
Interest and dividend income	9,248	-	9,248
Gain (loss) on investment	(3,718)	-	(3,718)
Interest expense	(86,745)	-	(86,745)
Other, net	720	90	630
Total investment and other income (expense)	12,372	(28,317)	40,689

Income before income taxes	196,235	19,960	176,275
Income tax expense	73,582	-	73,582
Net income	122,653	19,960	102,693
Less: Net income attributable to noncontrolling interests, net of tax	(40,792)	(19,960)	(20,832)
Net income attributable to TDS shareholders	81,861	-	81,861
Preferred dividend requirement	(50)	-	(50)
Net income available to common	$81,811	$-	$81,811

Basic weighted average shares outstanding (2)	108,671	-	108,671
Basic earnings per share attributable to TDS shareholders	$0.75	$-	$0.75

Diluted weighted average shares outstanding (2)	108,937	-	108,937
Diluted earnings per share attributable to TDS shareholders	$0.75	$-	$0.75

Dividends per share	$0.49	$-	$0.49

The unaudited Pro Forma Balance Sheet gives effect to the Divestiture Transaction as if it had occurred on December 31, 2012.

Telephone and Data Systems, Inc. Pro Forma Balance Sheet — Assets (Unaudited)
December 31, 2012	As Reported	NY1 & NY2 (3)	Pro Forma
(Dollars in thousands)
Current assets
Cash and cash equivalents	$740,481	$-	$740,481
Short-term investments	115,700	-	115,700
Accounts receivable
Due from customers and agents	409,720	12,468	397,252
Other	164,608	13,681	150,927
Inventory	160,692	-	160,692
Net deferred income tax asset	43,411	-	43,411
Prepaid expenses	86,385	40	86,345
Income taxes receivable	9,625	-	9,625
Other current assets	32,815	-	32,815
	1,763,437	26,189	1,737,248

Assets held for sale	163,242	-	163,242

Investments
Licenses	1,480,039	-	1,480,039
Goodwill	797,194	-	797,194
Other intangible assets, net of accumulated amortization of $143,613	58,522	-	58,522
Investments in unconsolidated entities (4)	179,921	(55,700)	235,621
Long-term investments	50,305	-	50,305
Other investments	824	-	824
	2,566,805	(55,700)	2,622,505
Property, plant and equipment
In service and under construction	10,808,499	133,999	10,674,500
Less: Accumulated depreciation	6,811,233	55,280	6,755,953
	3,997,266	78,719	3,918,547

Other assets and deferred charges	133,150	74	133,076

Total assets	$8,623,900	$49,282	$8,574,618

Telephone and Data Systems, Inc. Pro Forma Balance Sheet — Liabilities and Equity (Unaudited)
December 31, 2012	As Reported	NY1 & NY2 (3)	Pro Forma
(Dollars and shares in thousands)
Current liabilities
Current portion of long-term debt	$1,233	$-	$1,233
Accounts payable	377,291	4,653	372,638
Customer deposits and deferred revenues	222,345	4,853	217,492
Accrued interest	6,565	-	6,565
Accrued taxes	48,237	-	48,237
Accrued compensation	134,932	-	134,932
Other current liabilities	134,005	-	134,005
	924,608	9,506	915,102

Liabilities held for sale	19,594	-	19,594

Deferred liabilities and credits
Net deferred income tax liability	862,580	-	862,580
Other deferred liabilities and credits	438,727	801	437,926

Long-term debt	1,721,571	-	1,721,571

Commitments and contingencies	-	-	-

Noncontrolling interests with redemption features	493	-	493

Equity
TDS shareholders’ equity
Series A Common and Common Shares
Authorized 290,000 shares (25,000 Series A Common and 265,000 Common Shares)
Issued 132,672 shares (7,160 Series A Common and 125,512 Common Shares)
Outstanding 108,831 shares (7,160 Series A Common and 100,871 Common Shares)
Par Value ($.01 per share) of $1,327 ($72 Series A Common and $1,255 Common Shares)	1,327	-	1,327
Capital in excess of par value	2,304,122	-	2,304,122
Treasury shares at cost:
24,641 Common Shares	(750,099)	-	(750,099)
Accumulated other comprehensive loss	(8,132)	-	(8,132)
Retained earnings	2,464,318	-	2,464,318
Total TDS shareholders' equity	4,011,536	-	4,011,536

Preferred shares	825	-	825
Noncontrolling interests	643,966	38,975	604,991

Total equity	4,656,327	38,975	4,617,352

Total liabilities and equity	$8,623,900	$49,282	$8,574,618

(1)	NY1 & NY2 Equity in earnings of unconsolidated entities represents TDS' share of NY1 & NY2 net income for the year ended December 31, 2012 based on U.S. Cellular's interests in the Partnerships.

(2)	The number of basic and diluted shares outstanding did not change as a result of the Deconsolidation.

(3)

In accordance with GAAP, TDS will recognize a non-cash gain in the second quarter of 2013 as a result of the Deconsolidation.    This has not been included as a pro forma adjustment to the unaudited Pro Forma Balance Sheet as of December 31, 2012 as the gain is not estimable at this time.  Note that the gain would not impact the unaudited Pro Forma Statement of Operations due to its non-recurring nature.

(4)	As a result of the Deconsolidation, TDS' interest in the Partnerships is reflected in Investments in unconsolidated entities.